UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 27, 2025

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 West Liberty Street, 12th Floor, Reno, Nevada 89501

(Address of principal executive offices, including zip code)

(775) 328-0100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 27, 2025, Caesars Entertainment, Inc. (the “Company”) delivered a notice of conditional full redemption (the “Redemption”) for all of the Company’s outstanding 8.125% Senior Notes due 2027 (the “Notes”) at a redemption price of 100.000% of the principal amount of the Notes, plus accrued and unpaid interest (if any) (the “Redemption Amount”), to be redeemed on July 8, 2025 (or such later date as described below, “Redemption Date”). As of June 26, 2025, there was $545,898,000 aggregate principal amount of the Notes outstanding. U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) is serving as the trustee for the Notes and as the paying agent for the Redemption.

The Redemption is conditioned upon the timely receipt by the Company or the Company’s designee of net proceeds in an amount sufficient to pay a portion of the Redemption Amount. If such net proceeds are not timely received and such condition is not satisfied (or waived by the Company in its sole discretion), the Redemption Date may be delayed or the Redemption may not occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT, INC.

Date: June 27, 2025	By:	/s/ Bret Yunker
	Name:	Bret Yunker
	Title:	Chief Financial Officer